Exhibit 10.2
FIRST AMENDMENT TO CREDIT AGREEMENT
     This FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of July 20, 2006, by and between DONEGAL GROUP INC., a Delaware corporation (the “Borrower”) and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (the “Bank”).
     On November 25, 2003, the Borrower and the Bank executed and delivered that certain Credit Agreement (the “Credit Agreement”). The Borrower and the Bank have agreed to amend certain provisions of the Credit Agreement subject to and in accordance with this Amendment.
     NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Bank and the Borrower agree as follows:
1. Recitals. The Bank and the Borrower acknowledge that the above recitals to this Amendment are true and correct, and agree that the same are incorporated by reference into the body of this Amendment. Unless otherwise specifically defined herein, all terms defined by the provisions of the Credit Agreement shall have the same meanings ascribed to such terms by the provisions of the Credit Agreement when used herein.
2. Amendment to Credit Agreement.
     2.1. The Credit Agreement is hereby amended by deleting the definition of the term “Credit Expiration Date” appearing Section 1.14 of the Credit Agreement in its entirety and by substituting the following in lieu thereof:
“ “Credit Expiration Date” means July 20, 2010.”
     2.2. The Credit Agreement is hereby amended by deleting Section 6.12 of the Credit Agreement in its entirety and by and by substituting the following in lieu thereof:
“6.12. Minimum Consolidated GAAP Net Worth. As of the end of any fiscal quarter, permit the Consolidated GAAP Net Worth to be less than (a) from the date hereof to and including June 30, 2006, an amount equal to the sum of (i) One Hundred Ten Million Dollars ($110,000,000), (ii) ninety percent (90%) of the net proceeds of any subsequent equity offering, plus (iii) fifty percent (50%) of any cumulative Positive GAAP Net Income for each fiscal quarter following the fiscal quarter ended June 30, 2003; and (b) from September 30, 2006, and thereafter until the Obligations are indefeasibly paid in full and no commitments therefor remain outstanding, an amount equal to the sum of (i) Two Hundred Million Dollars ($200,000,000), plus (ii) fifty percent (50%) of any cumulative Positive GAAP Net Income for each fiscal quarter following the fiscal quarter ended December 31, 2005.”

     2.3. The Credit Agreement is hereby amended by deleting Section 6.13 of the Credit Agreement in its entirety and by and by substituting the following in lieu thereof:
“6.13. Minimum Statutory Surplus of Insurance Subsidiaries. As of the end of any fiscal quarter, permit the Combined Statutory Surplus to be less than (a) from the date hereof to and including June 30, 2006, an amount equal to the sum of (i) One Hundred Five Million Dollars ($105,000,000) plus (ii) fifty percent (50%) of any cumulative Positive Combined Statutory Net Income for each fiscal quarter following the fiscal quarter ended June 30, 2003; and (b) from September 30, 2006, and thereafter until the Obligations are indefeasibly paid in full and no commitments therefor remain outstanding, an amount equal to the sum of (i) One Hundred Ninety Million Dollars ($190,000,000) plus (ii) fifty percent (50%) of any cumulative Positive Combined Statutory Net Income for each fiscal quarter following the fiscal quarter ended December 31, 2005.”
3. Representations and Warranties. The Borrower represents and warrants to the Bank that each and all of the representations and warranties of the Borrower in the Credit Agreement and the other Financing Documents are true and correct on the date hereof as if the same were made on the date hereof except those that are made of a specific date.
4. Amendment Only. This Amendment is only an agreement amending a certain provisions of the Credit Agreement. All of the provisions of the Credit Agreement are incorporated herein by reference and shall continue in full force and effect as amended by this Amendment. The Borrower hereby ratifies and confirms all of its obligations, liabilities and indebtedness under the provisions of the Credit Agreement as amended by this Amendment. The Bank and the Borrower agree it is their intention that nothing herein shall be construed to extinguish, release or discharge or constitute, create or effect a novation of, or an agreement to extinguish, any of the obligations, indebtedness and liabilities of the Borrower or any other party under the provisions of the Credit Agreement or under any of the other Financing Documents, or any assignment or pledge to the Bank of, or any security interest or lien granted to the Bank in or on, any collateral and security for such obligations, indebtedness and liabilities.
5. Renewal Fee. In consideration for entering into this Amendment and thereby, among other things, extending the Credit Expiration Date, Borrower agrees to pay to the Bank on that date hereof, a renewal fee in the amount of Thirty-Five Thousand Dollars ($35,000.00).
6. Applicable Law, Etc. This Amendment shall be governed by the laws of the Commonwealth of Pennsylvania and shall be binding upon and inure to the benefit of the Bank and the Borrower and their respective successors and assigns.

     IN WITNESS WHEREOF, the Borrower and the Bank have executed this Amendment under their respective seals, the day and year first written above.

WITNESS/ATTEST:	DONEGAL GROUP INC.

/s/ Jeffrey D. Miller	By:	/s/ Donald H. Nikolaus (Seal)

Jeffrey D. Miller Senior Vice President and Chief Financial Officer		Donald H. Nikolaus President and Chief Executive Officer
MANUFACTURERS AND TRADERS TRUST COMPANY

/s/	By:	/s/ Tracy E. Sawyer Calhoun (Seal)

Name		Name Title
Commonwealth of Pennsylvania
County of
     On this                       day of                      , 200  , before me, the undersigned officer personally appeared                      , and he, as                       of                                      , being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as                      .
     In witness whereof I hereunto set my hand and official seal.

Seal	, Notary Public Name:

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